UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2018

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On September 19, 2018, the Securities and Exchange Commission (the “SEC”) issued an order (the “Order”) approving the terms proposed by Sientra, Inc. (“Sientra” or the “Company”) to the SEC in an Offer of Settlement (the “Settlement Offer”) previously disclosed in Sientra’s Current Report on Form 8-K, dated March 23, 2018 (the “Prior 8-K”). As disclosed in the Prior 8-K, pursuant to the Settlement Offer, Sientra agreed to settle, without admitting or denying, charges arising out of the SEC’s previously disclosed investigation into alleged false and misleading statements or omissions made in connection with its follow-on public offering that closed on September 23, 2015. Those charges included alleged violations of Section 10 of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, and Sections 17(a)(1)-(3) of the Securities Act of 1933, as amended.

The Order approves the Settlement Offer and fully and finally disposes of the investigation of the Company by the SEC without any monetary component as previously disclosed. It also contains an order prohibiting future violations of the securities laws.

Neither Sientra nor any current Sientra officers or directors admitted or denied or were required to admit or deny the allegations. The SEC does not allege that either Sientra or any current Sientra officers or directors acted with an intent to deceive investors.

The foregoing description of the Order does not purport to be complete and is qualified in its entirety by reference to the Order. The Order is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit No.	Description

10.1	Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21c of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-And-Desist Order dated September 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: September 20, 2018	By:	/s/ Jeffrey M. Nugent
Jeffrey M. Nugent
Chairman of the Board of Directors and Chief Executive Officer